Exhibit 10.13

EXECUTION VERSION

GLOBE HOLDING CORP.

2014 STOCK INCENTIVE PLAN

1.    Purpose of the Plan.

The purpose of this Globe Holding Corp. 2014 Stock Incentive Plan (the “Plan”) is to aid Globe Holding Corp., a Delaware corporation (the “Company”), and its Affiliates in recruiting and retaining employees, directors and other service providers of outstanding ability and to motivate such persons to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Stock Awards. The Company expects that it will benefit from aligning the interests of such persons with those of the Company and its Affiliates by providing them with equity-based awards with respect to the Shares.

2.    Definitions. For purposes of this Plan, the following capitalized terms shall have their respective meanings set forth below:

(a)    “Affiliate” shall have the meaning given to such term in the Stockholders Agreement.

(b)    “Applicable Law” shall mean the legal requirements relating to the administration of an equity compensation plan under applicable U.S. federal and state corporate and securities laws, the Code, any stock exchange rules or regulations, and the applicable laws of any other country or jurisdiction, as such laws, rules, regulations and requirements shall be in place from time to time.

(c)    “Beneficial Ownership”, “Beneficially Own” and similar terms shall have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that (i) no Stockholder shall be deemed to beneficially own any securities of the Company held by any other Stockholder solely by virtue of the provisions of the Stockholders Agreement and (ii) with respect to any securities of the Company held by a Stockholder that are exercisable for, or convertible into, Shares upon delivery of consideration to the Company, such securities shall not be deemed to be beneficially owned by such Stockholder unless, until and to the extent such securities have been exercised or converted and such consideration has been delivered by such Stockholder to the Company.

(d)    “Board” shall mean the Board of Directors of the Company.

(e)    “Cause” shall have the meaning given to such term in the Stockholders Agreement.

(f)    “Change in Control” shall have the meaning given to such term in the Stockholders Agreement.

(g)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h)    “Committee” shall mean the Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board to which the Board has delegated power to act pursuant to the provisions of this Plan; provided that in the absence of any such committee, the term “Committee” shall mean the Board. For the avoidance of doubt, the Board shall at all times be authorized to act as the Committee under or pursuant to any provisions of this Plan.

(i)    “Common Stock” shall mean the common stock, par value $0.001 per share, of the Company, which may be voting or non-voting shares of common stock as set forth in the grant notice or award agreement pursuant to which a Stock Award is granted.

(j)    “Consultant” shall mean any person engaged by the Company or any of its Affiliates as a consultant or independent contractor to render consulting, advisory or other services and who is compensated for such services.

(k)    “Disability” shall have the meaning given to such term in the Stockholders Agreement.

(l)    “Effective Date” shall mean the date the Board approves this Plan, or such later date as designated by the Board.

(m)    “Employment” shall mean (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services as a Consultant, if the Participant is a Consultant, and (iii) a Participant’s services as a non-employee member of the Board or the board of directors (or equivalent governing body) of any Affiliate of the Company.

(n)    “Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as each may be amended from time to time.

(o)    “Fair Market Value” shall have the meaning given to such term in the Stockholders Agreement.

(p)    “H&F Stockholders” shall have the meaning given to such term in the Stockholders Agreement.

(q)    “Initial Public Offering” shall mean the consummation of the Company’s initial underwritten public offering of shares of Common Stock, which is registered under the Securities Act.

(r)    “ISO” shall mean a stock option to acquire Shares that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder, as amended from time to time.

(s)    “Option” shall mean a stock option granted pursuant to Section 6 of this Plan.

(t)    “Option Price” shall mean the purchase price per Share of an Option, as determined pursuant to Section 6(a) of this Plan.

(u)    “Other Stock-Based Awards” shall mean Stock Awards granted pursuant to Section 8 of this Plan.

(v)    “Participant” shall mean a person eligible to receive a Stock Award pursuant to Section 4 and who actually receives a Stock Award or, if applicable, such other Person who holds an outstanding Stock Award.

(w)    “Person” shall mean an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

(x)    “Plan” shall mean this Globe Holding Corp. 2014 Stock Incentive Plan, as amended from time to time.

(y)    “Securities Act” shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, as each may be amended from time to time.

(z)    “Shares” shall have the meaning given to such term in the Stockholders Agreement.

(aa)    “Stock Appreciation Right” shall mean a stock appreciation right granted pursuant to Section 7 of this Plan.

(bb)    “Stock Award” shall mean an Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to this Plan.

(cc)    “Stock Award Agreement” shall mean a written agreement between the Company and a holder of a Stock Award, executed by the Company, evidencing the terms and conditions of the Stock Award.

(dd)    “Stockholders Agreement” shall mean the Globe Holding Corp. Stockholders Agreement, dated as of October 7, 2014, by and among the Company, Globe Intermediate Corp., Grocery Outlet, Inc., the H&F Stockholders, the other stockholders named therein and the other parties thereto, as amended from time to time.

(ee)    “Subsidiary” shall have the meaning given to such term in the Stockholders Agreement.

3.    Administration by Committee.

This Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof. Additionally, the Committee may delegate to officers the authority to grant Stock Awards under the Plan to any Participant or group of Participants of the Company or an Affiliate; provided, that such delegation and grants are consistent with Applicable Law and guidelines established by the Board from time to time. Stock Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by any entity acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall not be counted against the aggregate number of Shares available for Stock Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Stock Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee shall require payment of any amount it may reasonably determine to be necessary to withhold for U.S. federal, state, local and/or non-U.S. taxes as a result of the exercise, grant, vesting or settlement of a Stock Award (including, without limitation, any applicable income, employment and social security taxes or contributions). The Committee shall also determine the acceptable form or forms pursuant to which the Participant will be able to elect to pay a portion of or all such withholding taxes. To the extent permitted by the Committee in the applicable Stock Award Agreement or otherwise and, in each case, subject to any restrictions under Applicable Law, a Participant may elect to pay a portion or all of any withholding taxes (but no more than the minimum amount required to be withheld) by (a) delivery in Shares (provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles)), or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.

4.    Shares Subject to the Plan and Participation.

Subject to Section 9, the total number of Shares which may be issued under this Plan is 8,601,345 which number is also the maximum number of Shares for which ISOs may be granted. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of a Stock Award or in consideration of the cancellation or termination of a Stock Award shall reduce the total number of Shares available under this Plan, as applicable. Shares which are subject to Stock Awards which terminate or lapse without the payment of consideration may be granted again under the Plan, unless prohibited by Applicable Law.

Employees, Consultants and non-employee directors of the Company and its Affiliates (subject to Section 5(b) of this Plan) shall be eligible to be selected to receive Stock Awards under the Plan; provided, that ISOs may only be granted to employees of the Company or its Subsidiaries.

5.    General Limitations.

(a)    Tenth Anniversary. No Stock Award may be granted under this Plan after the tenth anniversary of the Effective Date, but Stock Awards theretofore granted may extend beyond such date.

(b)    Consultants. Prior to an Initial Public Offering, a Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”), unless the Company determines that such grant need not comply with the requirements of Rule 701 because such grant will satisfy another exemption under the Securities Act, as well as comply with the securities laws of any other relevant jurisdictions.

6.    Terms and Conditions of Options.

Options granted under this Plan shall be, as determined by the Committee, non-qualified or ISOs for federal income tax purposes, as evidenced by the related Stock Award Agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine.

(a)    Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value per Share on the date an Option is granted (other than in the case of Options granted in substitution of previously granted awards, as described in Section 3 hereof).

(b)    Exercisability. Options granted under this Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee as set forth in the applicable Stock Award Agreement, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c)    Exercise of Options. Except as otherwise provided in this Plan or in the applicable Stock Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii), (iv) or (v) of the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company as designated by the Committee in the applicable Stock Award Agreement or otherwise, pursuant to one or more of the following methods: (i) in cash or its equivalent (e.g., by personal check or wire transfer), (ii) in Shares having a Fair Market Value per Share equal to the aggregate Option Price per Share for the Shares being purchased and satisfying such other reasonable requirements as may be imposed by the Committee (provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles)), (iii) partly in cash and partly in such Shares, (iv) following an Initial Public Offering, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased or (v) to the extent explicitly permitted by the Committee in the applicable Stock Award Agreement or otherwise, through net settlement in Shares. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to this Plan. No fractional Shares will be issued in payment for Options, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(d)    ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who, at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value per Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Stock Award Agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under this Plan; provided, that such Option (or portion thereof) otherwise complies with this Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e)    Attestation. Wherever in this Plan or any Stock Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

7.    Terms and Conditions of Stock Appreciation Rights.

(a)    Grants. The Committee may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in the applicable Stock Award Agreement).

(b)    Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value per Share on the date the Stock Appreciation Right is granted (other than in the case of Stock Appreciation Rights granted in substitution of previously granted awards, as described in Section 4); provided, however, that in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value per Share on the exercise date over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value per Share on the exercise date over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. In addition, each Stock Appreciation Right that is granted in conjunction with an Option or a portion thereof shall automatically terminate upon the exercise of such Option or portion thereof, as applicable. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value per Share), all as shall be determined by the Committee in the applicable Stock Award Agreement. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received by the Company shall be the exercise date. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)    Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability of Stock Appreciation Rights as it may deem fit, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted.

8.    Other Stock-Based Awards.

The Committee, in its sole discretion, may grant or sell Stock Awards of Shares, Stock Awards of restricted Shares and Stock Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value per Share of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Stock Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Other Stock-Based Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

9.    Adjustments upon Certain Events.

Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply to all Stock Awards granted hereunder:

(a)    Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, transaction or exchange of Shares, other corporate exchange, or in the event of any cash dividend or distribution to shareholders other than ordinary cash dividends or any transaction similar to the foregoing, the Committee shall make such proportionate substitution or adjustment, if any, as it deems in good faith to be equitable (subject to Section 18), as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Stock Awards, (ii) the Option Price or exercise price of any Stock Appreciation Right and/or (iii) any other affected terms of such Stock Awards; provided, that for the avoidance of doubt, in the case of the occurrence of any of the foregoing events that is an “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standard Codification (ASC) Section 718, Compensation — Stock Compensation (FASB ASC 718)), the Committee shall make an equitable adjustment to outstanding Stock Awards to reflect such event.

(b)    Change in Control. Without limiting any rights set forth in Section 9(a), above, in the event of a Change in Control after the Effective Date, the Committee may (subject to Section 18 and any Participant’s rights under a Stock Award Agreement), but shall not be obligated to, (i) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of a Stock Award, (ii) subject to any limitations or reductions as may be necessary to comply with Sections 424 or 409A of the Code and, in each case, the applicable regulations thereunder, cancel such Stock Awards for fair value (as determined by the Committee in its sole discretion in good faith), including with respect to Other Stock-Based Awards, for a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Other Stock-Based Awards or the underlying Shares, or which, in the case of Options and Stock Appreciation Rights, may, if so determined by the Committee, equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction, directly or indirectly, to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value per Share of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate Option Price of such Options or exercise price of such Stock

Appreciation Rights (it being understood that, in such event, any Option or Stock Appreciation Right having a per share Option Price or exercise price equal to, or in excess of, the Fair Market Value per Share of a Share subject thereto may be canceled and terminated without any payment or consideration therefor), (iii) subject to any limitations or reductions as may be necessary to comply with Sections 424 or 409A of the Code and, in each case, the applicable regulations thereunder, provide for the issuance of substitute Stock Awards that will preserve the rights under, and the otherwise applicable terms of, any affected Stock Awards previously granted hereunder as determined by the Committee in its sole discretion in good faith, and/or (iv) provide that for a period of at least fifteen (15) days prior to the Change in Control, Options and Stock Appreciation Rights shall be exercisable as to all Shares subject thereto (whether or not vested) and that upon the occurrence of the Change in Control, such Options and Stock Appreciation Rights shall terminate and be of no further force and effect. To the extent that any adjustments made pursuant to this Section 9 cause ISOs to cease to qualify as ISOs, such Options shall be deemed to be non-qualified Options.

(c)    Other Requirements. Prior to any payment or adjustment contemplated under this Section 9, the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to such Participant’s Stock Awards, (B) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Shares, and (C) deliver customary transfer documentation as reasonably determined by the Committee.

10.    No Right to Employment or Stock Awards; No Guarantees Regarding Tax Treatment.

The granting of a Stock Award under this Plan shall impose no obligation on the Company or any of its Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company’s right or any of its Affiliates’ rights to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Stock Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Stock Awards. The terms and conditions of Stock Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Stock Awards under the Plan. The Committee and the Company make no guarantees to any person regarding the tax treatment of any Stock Award or payments made under the Plan. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any excise tax on any person with respect to any Stock Award under Section 409A of the Code or otherwise and none of the Company, its Subsidiaries or Affiliates, or any of their employees, directors or representatives shall have any liability to a Participant with respect thereto.

11.    Successors and Assigns.

This Plan shall be binding on all successors and assigns of the Company and each Participant, including without limitation, the estate of each such Participant and the executor, administrator or trustee of any such estate and, if applicable, any receiver or trustee in bankruptcy or representative of the creditors of any such Participant.

12.    Nontransferability of Awards.

Unless expressly permitted by the Committee in a Stock Award Agreement or otherwise in writing, and, in each case, to the extent permitted by Applicable Law, a Stock Award shall not be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, this Section 12 shall not prevent transfers by will or by the laws of descent and distribution. A Stock Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant, subject to any conditions or qualifications imposed by the Board.

13.    Amendments or Termination.

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the shareholders of the Company, if such action would (except as is provided in Section 9 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or, if applicable, change the maximum number of Shares for which Stock Awards may be granted to any Participant, or (b) without the consent of a Participant, if such action would materially diminish any of the rights of such Participant under any Stock Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan or any outstanding Stock Award in the least restrictive manner necessary to comply with the requirements of the Code or other Applicable Laws (including, without limitation, to avoid adverse tax consequences to the Company or to Participants).

14.    Choice of Law.

This Plan and the Stock Awards granted hereunder shall be governed by and construed in accordance with the law of the State of Delaware, without regard to conflicts of laws principles thereof.

15.    Effectiveness of the Plan.

This Plan shall be effective as of the Effective Date.

16.    Stockholders Agreement.

The issuance of Shares pursuant to any Stock Award granted under the Plan shall be subject to all the terms, conditions and restrictions contained in the Stockholders Agreement and Participant agrees to become a party to and subject such Stockholders Agreement upon the grant of any Stock Award.

17.    Exchange Act Exemption.

Notwithstanding anything to the contrary in the Plan or any Stock Award Agreement, for or until such time as the Company becomes subject to the reporting requirements of Sections 12 or 15(d) of the Exchange Act, if the Company is relying on the exemption from registration under the Exchange Act set forth in Rule 12h-1(f) under the Exchange Act (the “Employee Options Exemption”) in connection with the grant of Options hereunder or the issuance of Shares upon the exercise of such Options, the Plan, the Options granted hereunder and the Stock Award Agreements entered into in connection with such grants are intended to comply with the Employee Options Exemption and, accordingly, to the maximum extent permitted, the Plan, such Options and such Stock Award Agreements shall be interpreted to be in compliance therewith.

18.    Section 409A.

The Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that the Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Stock Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Stock Award, but only to the extent such payment is considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code. Notwithstanding any provision of the Plan or any Stock Award Agreement to the contrary, in the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable on account of a separation from service within the meaning of Section 409A of the Code and during the six-month period immediately following a Participant’s “separation from service” within the meaning of Section 409A of the Code (“Separation from Service”) shall instead be paid or provided on the first business day after the date that is six months following the Participant’s Separation from Service. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within 30 days after the date of the Participant’s death. The Company shall use commercially reasonable efforts to implement the provisions of this Section 18 in good faith; provided, that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to any Participant with respect to this Section 18.

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